Exhibit 99.1

Lifeway Foods® Announces Record-Breaking Results for the First Quarter Ended March 31, 2026

Achieves $63.0 million in net sales, a 37% volume-led net sales increase, driven by the Company’s flagship Lifeway Kefir

Record-breaking results signal robust Kefir & Farmer Cheese growth, supported by the widening consumer focus on protein-rich, probiotic foods

Significant gross profit margin expansion of 360 basis points and net income growth of 32% reflect the Company’s disciplined operational execution

Morton Grove, IL — May 14, 2026 — Lifeway Foods, Inc. (Nasdaq: LWAY) (“Lifeway” or “the Company”), the leading U.S. supplier of kefir and fermented probiotic foods, today announced financial results for the first quarter ended March 31, 2026.

We kicked off 2026 with a blowout quarter that demonstrates the extraordinary momentum we’ve built across our business,” said Julie Smolyansky, President and Chief Executive Officer of Lifeway Foods. “We far exceeded our previous record with net sales of $63.0 million, up 37% year-over-year, surpassing sixty million in quarterly net sales for the first time and marking our 26th consecutive quarter of year-over-year growth. This exceptional top-line performance was accompanied by sizeable gross margin expansion of 360 basis points year-over-year, and equally strong net income growth of 32% that reflects a clean flow-through from our significant sales growth down to the bottom line. We are investing meaningfully behind our core products to support our rapid growth, and we continue to see impressive velocity acceleration. We also leveraged our SG&A by 300 basis points this quarter, demonstrating the increasing return and effectiveness of our investments.”

Ms. Smolyansky continued, “We believe Lifeway is uniquely positioned at the intersection of numerous consumer tailwinds with our on-trend, functional product offerings. The consumer focus on health and wellness continues to increase, gut-health awareness is spreading and demand from GLP-1 users seeking nutrient-dense, probiotic foods is particularly strong. We address each of these trends with our flagship Lifeway Kefir and high-protein Lifeway Farmer Cheese, while continuing to build a pipeline of innovative products, including Muscle Mates™ with creatine and probiotic Kefir Butter™. Together, these offerings bring new excitement to the category and expand our reach across the cultured dairy landscape. We are very excited about our trajectory and confident in our ability to execute throughout 2026 as we further capitalize on the growing consumer demand in our space.”

First Quarter 2026 Highlights

•	Net Sales: $63.0 million, up 36.7% year-over-year.
•	Gross Profit Margin: 27.5%, up 360 basis points from 23.9% last year.
•	Selling, general and administrative expenses were $10.9 million, up 16.8% from last year, reflecting continued investment in marketing and brand awareness.
•	Net Income: $4.7 million, or $0.31 per basic and $0.30 per diluted common share, compared to a net income of $3.5 million, or $0.23 per basic and diluted common share in the prior year.

Expanding Lifeway Visibility

Lifeway recently announced strategic partnerships, experiential marketing initiatives, and product innovation designed to elevate the brand’s visibility and engage health-conscious consumers nationwide.

•	The Company partnered with Erewhon to launch the Tropical Lifeway Smoothie, made with Organic Lifeway Kefir, offering the ultimate summer refreshment reminiscent of a creamy frozen lemonade while delivering the added benefits of probiotics and protein.
•	The Company hosted a retro-inspired Wellness House in Palm Springs during festival weekend, bringing together media, influencers, tastemakers and wellness enthusiasts for a celebration of Lifeway's legacy and continued role in shaping the modern wellness conversation.
•	The Company celebrated forty years of Kefir leadership with new cultured dairy innovations at Expo West 2026, showcasing its Lifeway Muscle Mates™ and Lifeway Kefir Butter™.

1

Outlook

The Company reiterated its long-term target of $45–$50 million in Adjusted EBITDA1 for FY 2027 and believes it is well positioned to deliver the strongest annual sales in Company history in FY 2026.

“Our momentum continues to build as we drive sustainable, profitable growth across the business,” Smolyansky concluded. “We have laid a foundation for durable, long-term value creation, and believe the investments we are making today in manufacturing capacity, marketing and innovation position us exceptionally well to capitalize on the tremendous opportunities ahead.”

1.	Adjusted EBITDA is a non-GAAP financial measure. Adjusted EBITDA is defined as Operating Income, as reported, plus Depreciation and Amortization, plus Stock-Based Compensation.

Conference Call and Webcast

A webcast with Lifeway’s President and Chief Executive Officer discussing these results with additional comments and details is available through the “Investor Relations” section of the Company’s website at https://lifewaykefir.com/webinars-reports/.

About Lifeway Foods, Inc.

Lifeway Foods, Inc., which has been recognized as one of America's Growth Leaders by TIME, as Dairy Foods' Processor of the Year 2025, one of Forbes' Best Small Companies and named to Inc.'s 2025 Best in Business list in the Best Challenger Brands category, is America's leading supplier of the probiotic, fermented beverage known as kefir. In addition to its line of drinkable kefir, the Company also produces a variety of cheeses and a ProBugs® line for kids. Lifeway's tart and tangy fermented dairy products are now sold across the United States, Mexico, United Arab Emirates, Central America and the Caribbean. Learn how Lifeway is good for more than just you at lifewayfoods.com.

Forward-Looking Statements

This press release contains "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, unaudited estimated net sales. These statements use words, and variations of words, such as "anticipate," "plan," "project," "estimate," "potential," "forecast," "will," "continue," "future," "increase," "believe," "outlook," "expect," and "predict." You are cautioned not to rely on these forward-looking statements. These forward-looking statements are made as of the date of this press release, are based on current expectations of future events and thus are inherently subject to a number of risks and uncertainties, many of which involve factors or circumstances beyond Lifeway's control. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from Lifeway's expectations and projections. These risks, uncertainties, and other factors include: price competition; the decisions of customers or consumers; the actions of competitors; changes in the pricing of commodities; the effects of government regulation; possible delays in the introduction of new products; and customer acceptance of products and services. A further list and description of these risks, uncertainties, and other factors can be found in Lifeway's Annual Report on Form 10-K for the fiscal year ended December 31, 2025. Copies of these filings are available online at https://www.sec.gov, http://lifewaykefir.com/investor-relations/, or on request from Lifeway. Lifeway expressly disclaims any obligation to update any forward-looking statements (including, without limitation, to reflect changed assumptions, the occurrence of anticipated or unanticipated events or new information), except as required by law.

2

Non-GAAP Financial Measures

This press release refers to Adjusted EBITDA, which is a financial measure that has not been prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), and may exclude items that are significant to understanding and assessing financial results. This non-GAAP measure is provided to enhance investors’ overall understanding of the Company’s financial performance. Non-GAAP financial measures should be considered as supplements to GAAP measures reported, should not be considered replacements for, or superior to, GAAP measures reported and may not be comparable to similarly named measures used by other companies. The Company’s calculation of non-GAAP financial measures may differ from methods used by other companies.

We are unable to reconcile our target fiscal year 2027 Adjusted EBITDA to projected net income, the most directly comparable projected GAAP financial measure, because certain information necessary to calculate such measures on a GAAP basis is unavailable or dependent on the timing of future events outside of our control. Due to this uncertainty, the Company cannot reconcile target fiscal year 2027 Adjusted EBITDA to the nearest GAAP financial measure without unreasonable effort.

Derek Miller

Vice President of Communications, Lifeway Foods
Email: derekm@lifeway.net

Perceptual Advisors

Dan Tarman

Email: dtarman@perceptualadvisors.com

General inquiries:

Lifeway Foods, Inc.

Phone: 847-967-1010

Email: info@lifeway.net

3

LIFEWAY FOODS, INC. AND SUBSIDIARIES

Unaudited Consolidated Balance Sheets

March 31, 2026 and December 31, 2025

(In thousands)

	March 31, 2026	December 31,
	(Unaudited)	2025
Current assets
Cash and cash equivalents	$5,604	$5,571
Accounts receivable, net of allowance for credit losses and discounts & allowances of $2,530 and $1,730 at March 31, 2026 and December 31, 2025, respectively	22,985	16,643
Inventories, net	11,452	11,890
Prepaid expenses and other current assets	2,588	2,627
Refundable income taxes	41	325
Total current assets	42,670	37,056

Property, plant and equipment, net	57,844	48,282
Operating lease right-of-use asset	553	465
Goodwill	11,704	11,704
Intangible assets, net	5,683	5,818
Other assets	2,051	2,285
Total assets	$120,505	$105,610

Current liabilities
Accounts payable	$13,845	$11,008
Accrued expenses	4,589	5,413
Accrued income taxes	1,518	218
Total current liabilities	19,952	16,639

Line of credit	6,939	–
Operating lease liabilities	426	360
Deferred income taxes, net	2,792	2,792
Other long-term liabilities	74	–
Total liabilities	30,183	19,791

Commitments and contingencies (Note 9)	–	–

Stockholders’ equity
Preferred stock, no par value; 2,500 shares authorized; none issued	–	–
Common stock, no par value; 40,000 shares authorized; 17,274 shares issued; 15,282 and 15,232 outstanding at March 31, 2026 and December 31, 2025, respectively	6,509	6,509
Treasury stock, at cost	(12,889)	(13,214)
Paid-in capital	3,347	3,843
Retained earnings	93,355	88,681
Total stockholders’ equity	90,322	85,819

Total liabilities and stockholders’ equity	$120,505	$105,610

4

LIFEWAY FOODS, INC. AND SUBSIDIARIES

Unaudited Consolidated Statements of Operations

For the three months ended March 31, 2026 and 2025

(In thousands, except per share data)

	2026	2025

Net Sales	$63,012	$46,091

Cost of goods sold	44,741	34,254
Depreciation expense	920	802
Total cost of goods sold	45,661	35,056

Gross profit	17,351	11,035

Selling expense	6,188	4,698
General and administrative expense	4,703	4,628
Amortization expense	135	135
Total operating expenses	11,026	9,461

Income from operations	6,325	1,574

Other income (expense):
Interest expense	(68)	(14)
Gain on sales of investments	–	3,352
Other income (expense), net	–	54
Total other (expense) income	(68)	3,392

Income before provision for income taxes	6,257	4,966

Provision for income taxes	1,583	1,426

Net income	$4,674	$3,540

Net earnings per common share:
Basic	$0.31	$0.23
Diluted	$0.30	$0.23

Weighted average common shares outstanding:
Basic	15,257	15,134
Diluted	15,559	15,333

5

LIFEWAY FOODS, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Three months ended March 31,
	2026	2025
Cash flows from operating activities:
Net income	$4,674	$3,540
Adjustments to reconcile net income to operating cash flow:
Depreciation and amortization	1,055	937
Stock-based compensation	548	326
Non-cash interest expense	5	3
Bad debt expense	87	–
Gain on sale of investments	–	(3,352)
Fair value loss on investment	–	20
(Increase) decrease in operating assets:
Accounts receivable	(6,429)	(1,259)
Inventories	438	(563)
Prepaid expenses and other current assets	228	136
Refundable income taxes	283	631
Increase (decrease) in operating liabilities:
Accounts payable	3,397	1,401
Accrued expenses	(1,282)	(2,765)
Accrued income taxes	1,300	795
Other long-term liabilities	74	–
Net cash provided by (used in) operating activities	4,378	(150)

Cash flows from investing activities:
Purchases of property and equipment	(11,041)	(2,219)
Proceeds from sale of investments	–	5,152
Net cash (used in) provided by investing activities	(11,041)	2,933

Cash flows from financing activities:
Borrowings under line of credit	8,000	–
Repayments under line of credit	(1,000)	–
Payment of deferred financing costs	(21)	(65)
Equity award settled in cash	(283)	–
Net cash provided by (used in) financing activities	6,696	(65)

Net increase in cash and cash equivalents	33	2,718

Cash and cash equivalents at the beginning of the period	5,571	16,728

Cash and cash equivalents at the end of the period	$5,604	$19,446

Supplemental cash flow information:
Cash paid for income taxes, net of (refunds)	$–	$–
Cash paid for interest	$45	$11

Non-cash investing activities
Accrued purchase of property and equipment	$216	$239
Right-of-use assets obtained in exchange for lease obligations	$119	$8

6